Exhibit 99.2


                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this
Exhibit is attached is filed on behalf of each of them.

Dated: July 29, 1998

                                     JOHN A. LEVIN & CO., INC.


                                     By: /s/ John A. Levin
                                         -----------------
                                         John A. Levin
                                         Chairman and Chief Executive Officer


                                     BAKER, FENTRESS & CO., INC.


                                     By: /s/ John A. Levin
                                         -----------------
                                         John A. Levin
                                         President

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